Exhibit 99.2

SOUTHWEST BANCORPORATION OF TEXAS, INC. partners with

3 Creating a Dominant Houston Banking Franchise. . . Pro forma for Klein, SWBT will have the fourth largest deposit franchise in Greater Houston and Galveston.

.. . . while Focusing on Shareholder Returns 5 On an earnings basis, transaction multiples are in line with current Texas trading comparables and lower than SWBT's current multiples. We expect the transaction to be earnings accretive for SWBT based on our current financing scenarios.

Overview of Klein 7 A large branch network, great employees, low cost of funds, low-risk earning assets... All in North Houston 12 free-standing branches 15 in-store branches 3 Klein branches are within a 1 mile radius of an SWBT branch (2 free-standing, 1 in-store) 72 SWBT Houston-area branches pro forma Branches Strategic Value Adds 27 branches to address a major gap in the Houston branch franchise Adds $532 million in low-cost, primarily core retail deposits to fund future growth Total cost of funds was 53 basis points in 1Q04 Loan/Deposit ratio of 32% Low-risk merger Securities portfolio comprises 64% of total assets 99% of securities portfolio is government- guaranteed debt Loan portfolio of $172 million and well secured Strong asset quality NPAs/Loans & OREO: 0.26% ALLR/NPAs: 3.67x

Overview of Klein (cont.) 9 .... and a booming market. (a) Klein market defined as all zip codes in which Klein has a branch presence. Source: Claritas. Annual population and household growth in the Klein market (a) from 2000-2003 has exceeded that of Greater Houston by 33% and 47% respectively Median household income in the Klein market (a) is $66,680 34%, 49% and 42% higher than the comparable figures for the Houston MSA, Texas and the U.S. respectively Numerous corporations maintain large corporate campuses in Klein's market including Hewlett-Packard, Anadarko Petroleum, Chevron Phillips Chemical and Lexicon Genetics The Woodlands has been the best-selling master-planned community in new home sales in Texas since 1990 and currently ranks fifth in the nation Market Demographics

Financing Plan 11 Klein shareholders have agreed to take at least $15 million in SWBT common stock as part of their total purchase consideration Cash portion of financing mix will come from proceeds from the sale of Klein's securities portfolio Due to long duration of Klein's securities portfolio, SWBT plans to sell a portion of the portfolio to help fund the transaction Remainder of financing mix, which will qualify as Tier 1 Capital for regulatory purposes, will be depend on market conditions during the Summer of 2004 SWBT will issue between $45 million and $55 million in Tier 1-eligible securities prior to Closing in order to maintain "well capitalized" levels.

Next Steps 13 Legal closing expected in 4Q 2004 Operational conversion planned for 1Q 2005 Klein uses same core processing system as SWBT SWBT will implement plan to support a successful integration while maximizing cost savings and revenue opportunities Four members of Klein's senior management team have signed employment and non- compete agreements with SWBT and will be available to aid in the transition Members include Chairman, CEO/President and two Executive Vice Presidents Between now and closing, SWBT will begin employee rotations and orientations to ensure a smooth transition As with previous M&A, SWBT will pursue revenue opportunities immediately

Forward-looking Statements 15 Certain of the matters discussed in this presentation may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward- looking statements. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "project" and similar expressions, as well as descriptions of the Company's ongoing strategy, are intended to identify such forward-looking statements. The Company's actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation: (a) the effects of future economic conditions on the Company and its customers; (b) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (c) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (d) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and (e) the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements.

SOUTHWEST BANCORPORATION OF TEXAS, INC.

Appendix: Loan and Deposit Composition 19

Appendix: 5-Year Historical Financials 21 Klein Bancshares, Inc.

Appendix: 5-Year Historical Financials (cont.) 23 Klein Bancshares, Inc.

Earnings: We estimate Klein's 2004 earnings to be $10 million. We assumed that Klein's earnings, on a standalone basis, would grow 8% annually thereafter Klein Bancshares earned $2.6 million in the first quarter of 2004 Figure does not include any securities gains or other nonrecurring items Cost Savings: None assumed in 2004. 18% reduction in Klein non-interest expenses, or $2.7 million annually (after tax), assumed thereafter Revenue Opportunities: None assumed in 2004. $0.5 million assumed in 2005 and $1.4 million assumed in 2006 (after tax) Core Deposit Intangible: Assumed to be 2.75% of Klein's total deposits amortized over 9 years on a sum- of-the-years-digits basis Impact of Securities Reinvestment: For modeling purposes, we assumed that the entire Klein securities portfolio will be liquidated due to its long duration. The portion of the proceeds that are not used to help finance the transaction will be reinvested according to SWBT's investment strategy. We assume this will result in a reduction in yield from 4.95% to 4.00% Mark-to-market Adjustments: The gains in the fixed-rate loan portfolio almost equal the gains in the CD portfolio as of 12/31/03. Therefore, the impact on earnings is negligible Since we assumed the sale of Klein's entire securities portfolio, there is no associated mark-to-market adjustment Merger-related Expenses: $0.3 million estimated in 4Q 2004 related to legal closing. $2.7 million estimated in 1Q 2005 related to operational conversion. Appendix: Model Assumptions 25

Appendix: Houston's Economic Overview Home of state's major deepwater port World's sixth largest First in U.S. in foreign tonnage; second in total tonnage Home of the world's largest health care complex Creates 140,000 jobs in region 22 million square feet; larger than the CBD in Cleveland Energy capital of the world Accounts for 8% of Houston employment Represents 32% of economic base 20 Fortune 500 companies 27

Appendix: Houston's Economic Outlook Lowest cost of living among all major metropolitan areas Population has increased by more than 270,000 persons to approximately 5 million In 2004, energy spending projected to increase by 4-6% worldwide Back-to-back years of record housing starts. Home sales in February 2004 up 14% from February 2003 Houston Purchasing Managers Index increased for 15th consecutive months as of March 2004 Economy driven by 3 sectors - national, international and energy 29

1987 1989 1991 1993 1995 1997 1999 2001 2002 2003 2004 1.4 1.5 1.55 1.6 1.78 1.8 2 2.1 2.1 2.1 Appendix: Houston - Long-term Job Growth 31 Houston job facts Since the bottom of the recession in January 1987, the Houston PMSA has gained nearly 750,000 jobs, averaging 2.6% annual growth Houston PMSA recorded 2.1 million jobs through 2003, more than 29 states Number of jobs increased slightly. YTD 2004 up 300 jobs Local unemployment rate - 6.2% vs. 6.0% nationally as of February 2003 Since 1983, the non-energy portion of Houston's economic base has grown at a compound annual rate of 7.2% Historical Chart for Houston In Millions 31,000 new jobs predicted in 2004 Sources: Texas Workforce Commission; Greater Houston Partnership; U of H Institute for Regional Forecasting; Houston Chronicle; Federal Reserve Bank - Houston Branch 1989 1991 1993 1995 1997 1999 2001 2002 2003 1988 2004

Appendix: Houston's Diversified Economy 33 Creates 16,000 jobs in region $1.5 billion complex; occupies 1,620 acres Creates $1.2 billion in regional spending Produces more than $885 million in business volume and personal incomes of more than $2 billion Creates 140,000 jobs in region Construction projects worth more than $1 billion currently underway Creates $6 billion in regional spending 22 million square feet; larger than the CBD in Cleveland 10 million additional square feet planned over the next 10 years 43 non-profit institutions 5.4 million patient visits per year MD Anderson - leading cancer center in country according to 7/03 U.S. News and World Report Airport Houston Airport System ranks 4th nationally and 6th worldwide $8 billion economic impact; generates 90,000 jobs $2.8 billion, 5-year capital improvements IAH is one of the fastest growing air cargo distribution hubs in U.S. Port of Houston First in U.S. in foreign tonnage; second in total tonnage; world's sixth largest 6,301 ships called in 2003 Home to $15 billion petrochemical complex; second largest in the world More than 3,500 companies trade more than 180 types of products in 183 countries Sources: Texas Medical Center; Johnson Space Center; Port of Houston; City Department of Aviation Johnson Space Center Home of the world's largest health care complex Space capital of the world Transportation

Appendix: Houston - Energy Capital of the World 35 Expectations are that energy prices will be volatile 82% of all working rigs are gas-directed Upstream energy sector is estimated to account for 31% of Houston's economic base vs. 69% in 1981 * Upstream energy sector ** Reflects year end numbers Sources: Bureau of Labor Statistics; Baker Hughes, Inc.; Greater Houston Partnership Total Houston Employment Houston Energy Employment* U.S. Rig Count Expected Oil Price Oilfield CEO Mentality Balance Sheet 1982** 2003** 1,541,000 321,000 / 21% 4,436 $50-$100/bbl Aggressive Leveraged 2,121,400 187,100 / 8% 1,024 $25-$30/bbl Conservative De-leveraged Shell Oil relocated to Houston from New York Chevron Chemical and Chevron Pipe Line relocated from San Ramon, CA Exxon Mobil Corp established seven of its 11 global business units in Houston ConocoPhilips chose Houston as headquarters for their merged companies Sonangol, Angola's national oil company, locating U.S. headquarters in Houston Total Fina relocated its U.S. headquarters from Dallas Halliburton relocated its headquarters from Dallas Then and Now Houston has benefited from the energy industry consolidation Industry is conservatively managed